Exhibit 99.1

     Fresh Choice Reports a Loss for the Fourth Quarter and Year

    MORGAN HILL, Calif.--(BUSINESS WIRE)--Feb. 19, 2004--Fresh Choice, Inc. (Nasdaq:SALD) today reported a net loss of $5.0 million or $0.83 per share for the fourth quarter, which included a non-cash asset-impairment charge of $3.0 million and restaurant-opening costs of $32,000. This compared to a net loss of $3.0 million or $0.50 per share for the fourth quarter of 2002, which included a non-cash asset-impairment charge of $1.8 million and restaurant-opening costs of $189,000.
    For 2003 the Company reported a loss of $6.0 million or $1.00 per share, including a non-cash asset-impairment charge of $3.7 million and restaurant-opening costs of $268,000, versus a net loss of $1.7 million or $0.29 per share, which included a non-cash asset-impairment charge of $1.8 million and restaurant-opening costs of $438,000.
    Sales of $78.5 million for the year were up $3.5 million or 4.7% versus the prior year. Sales for the fourth quarter were $22.4 million, up $0.5 million or 2.3%, compared with the fourth quarter of 2002.
    Comparable-store sales increased 0.1% in the fourth quarter and were down 1.1% in 2003 versus 2002. Comparable-store guest counts decreased 1.3% in the quarter and 3.1% for the year. The comparable store sales and guest count declines, although improved in the fourth quarter, continue to result primarily from the continued weak economic environment in our core markets.
    The comparable-store average check was $7.78 in the fourth quarter, an increase of 1.3% versus the prior year, and $7.76 for the year, an increase of 2.1% versus 2002.
    Sales for both the fourth quarter and the year reflect an increase in the number of restaurants. The Company had an average of 56.3 and 55.7 restaurants included in sales in the fourth quarter and year, respectively, versus 52.9 and
51.2 in the respective comparable prior year periods.
    Primarily as a result of lower than expected sales performance at some of the newer restaurants, the Company recorded a non-cash impairment charge of $3.0 million during the fourth quarter of 2003. The Company had previously recorded a non-cash impairment charge of $0.7 million in the third quarter for another newer restaurant. The total non-cash impairment charge of $3.7 million for 2003 relates primarily to four newer restaurants and one additional restaurant where management has concluded that the projected cash flows from operations will not be sufficient to recover the net book value of those restaurants in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The average weekly sales volume for these five restaurants in 2003 was approximately 44% below the comparable store average.
    Everett (Jeff) Jefferson, president and chief executive officer, said, "The financial results for the fourth quarter and fiscal year were disappointing. The economy remained weak in our core markets as unemployment continued to run above the national average, and we are uncertain when a significant economic recovery is going to begin in these markets. In addition, the Company's earnings were impacted by increases in workers' compensation, advertising and gas and electric costs and the continued weak sales of the Fresh Choice restaurants that the Company impaired in 2003."
    "Management has been thoroughly reviewing its current restaurant portfolio, operations and strategy. As a result of this review, management is currently negotiating with certain landlords on possible lease restructurings including the possible closure of up to three restaurants. Any future closures may result in additional charges in subsequent quarters," continued Mr. Jefferson.
    "We continue to focus on providing an exceptional dining experience to every guest and we are encouraged by the recent improvement in our sales trends. The Company's comparable-store sales were up versus the prior year 0.1% in the fourth quarter after being down each quarter beginning with the third quarter of 2001. Comparable-store sales versus the prior year have continued to improve since year end and are up 0.3% versus the prior year for the first seven weeks of the first quarter," said Mr. Jefferson.
    The Company opened four new Fresh Choice restaurants in 2003 with one new Fresh Choice restaurant opening in the fourth quarter. The Company has no other expansion plans at this time.
    Fresh Choice, Inc. operates 53 restaurants under the Fresh Choice and Zoopa brand names in California (43), the state of Washington (4) and Texas (6). The Company's Fresh Choice and Zoopa restaurants offer customers an extensive selection of high quality, freshly-prepared traditional and specialty salads, hot pasta dishes, pizza, soups, bakery goods and desserts in a self-service format. In addition, the Company operates one Fresh Choice Express restaurant, two dual branded Fresh Choice Express and licensed Starbucks retail stores and one stand-alone licensed Starbucks retail store in Texas.

    Important Note:

    The above statements about Fresh Choice's future plans are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties.
    Among these risks and uncertainties are; the ability of the Company to return to positive comparable-store sales and improve newer restaurant sales; achieving profitability; the effect of general economic and weather conditions; the ability of the Company to obtain additional financing on favorable terms; the ability of the Company to implement any future growth plans, including the ability to locate acceptable sites for new stores and enter into leases for such stores under acceptable terms; the ability of the Company to renew leases for existing restaurants on favorable terms, or at all, as they expire; customer receptiveness to new menu items; competitive pressures in the food-service marketplace; the changing tastes of consumers; and the ability to secure and retain services of experienced personnel. Additional risks and uncertainties may be included in Fresh Choice's most recent annual report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.
    The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Fourth Quarter and Fiscal 2003 Investor Conference Call

    Fresh Choice will host an investor conference call related to the above news today, Thursday, February 19, 2004 at 11:00 a.m. PST (2:00 p.m. EST). President and chief executive officer Everett (Jeff) Jefferson and chief financial officer David E. Pertl will review the Company's financials and operations for the 4th quarter and fiscal 2003. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.freshchoice.com and www.fulldisclosure.com. For those who are unavailable to listen to the live broadcast, the call will be available beginning approximately one hour after the event and archived on the web site. In addition, a playback of the call will also be available through 12:00 midnight, Pacific Time on Sunday, February 22, 2004 by calling 1-800-642-1687. The reservation number is 5419107.



                          FRESH CHOICE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
   (In thousands except per share amounts and number of restaurants)
                              (Unaudited)

                                          Sixteen Weeks Ended
                                -------------------------------------
                                December 28, 2003   December 29, 2002
                                ------------------  -----------------

NET SALES                       $22,433    100.0 %  $21,928   100.0 %
                                 -------   -------   -------  -------

COSTS AND EXPENSES:
    Cost of sales                 5,095     22.7 %    4,933    22.5 %
    Restaurant operating
     expenses:
        Labor                     8,180     36.5 %    7,480    34.1 %
        Occupancy and other       8,283     36.9 %    7,701    35.1 %
    General and administrative
     expenses                     1,597      7.1 %    1,719     7.8 %
    Depreciation and
     amortization                 1,122      5.0 %    1,079     4.9 %
    Asset impairment expenses     2,970     13.2 %    1,751     8.0 %
    Restaurant opening costs         32      0.2 %      189     0.9 %
                                 -------   -------   -------  -------
    Total costs and expenses     27,279    121.6 %   24,852   113.3 %
                                 -------   -------   -------  -------

OPERATING INCOME (LOSS)          (4,846)   (21.6)%   (2,924)  (13.3)%

Interest income                       1        - %        7       - %
Interest expense                   (150)    (0.7)%      (84)   (0.4)%
                                 -------   -------   -------  -------
Interest expense - net             (149)    (0.7)%      (77)   (0.4)%
                                 -------   -------   -------  -------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES  (4,995)   (22.3)%   (3,001)  (13.7)%

Provision for (benefit from)
 income taxes                       (12)    (0.1)%     (101)   (0.5)%
                                 -------   -------   -------  -------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS                      (4,983)  (22.2)%   (2,900)  (13.2)%

LOSS FROM DISCONTINUED
 OPERATIONS                           -        - %      (52)   (0.3)%
                                 -------   -------   -------  -------

NET INCOME (LOSS)               $(4,983)   (22.2)%  $(2,952)  (13.5)%
                                 =======   =======   =======  =======

Basic net income (loss) per common share:
    Basic income (loss) from
     continuing operations      $ (0.83)            $ (0.49)
    Basic income (loss) from
     discontinued operations          -               (0.01)
                                 -------             -------

Basic net income (loss) per
 common share:                  $ (0.83)            $ (0.50)
                                 =======             =======

Shares used in computing basic
 per share amounts                6,001               5,946
                                 =======             =======

Diluted net income (loss) per common share:
    Diluted income (loss) from
     continuing operations      $ (0.83)            $ (0.49)
    Diluted income (loss) from
     discontinued operations          -               (0.01)
                                 -------             -------

Diluted net income (loss) per
 common share                   $ (0.83)            $ (0.50)
                                 =======             =======

Shares used in computing
 diluted per share amounts        6,001               5,946
                                 =======             =======

Number of restaurants:
    Open at beginning of period      56                  53
    Open at end of period            57                  53


                                                Year Ended
                                 ------------------------------------
                                 December 28, 2003  December 29, 2002
                                 -----------------  -----------------

NET SALES                        $78,492   100.0 %  $74,951   100.0 %
                                  -------  -------   -------  -------

COSTS AND EXPENSES:
    Cost of sales                 17,822    22.7 %   16,730    22.3 %
    Restaurant operating
     expenses:
        Labor                     27,058    34.5 %   24,549    32.8 %
        Occupancy and other       26,206    33.4 %   23,700    31.6 %
    General and administrative
     expenses                      5,462     7.0 %    5,769     7.7 %
    Depreciation and
     amortization                  3,560     4.5 %    3,345     4.5 %
    Asset impairment expenses      3,700     4.7 %    1,751     2.3 %
    Restaurant opening costs         268     0.3 %      438     0.6 %
                                  -------  -------   -------  -------

    Total costs and expenses      84,076   107.1 %   76,282   101.8 %
                                  -------  -------   -------  -------

OPERATING INCOME (LOSS)           (5,584)   (7.1)%   (1,331)   (1.8)%

Interest income                        4       - %       48     0.1 %
Interest expense                    (438)   (0.6)%     (263)   (0.4)%
                                  -------  -------   -------  -------

Interest expense - net              (434)   (0.6)%     (215)   (0.3)%
                                  -------  -------   -------  -------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES   (6,018)   (7.7)%   (1,546)   (2.1)%

Provision for (benefit from)
 income taxes                        (12)      - %      (12)      - %
                                  -------  -------   -------  -------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS                       (6,006)   (7.7)%   (1,534)   (2.1)%

LOSS FROM DISCONTINUED
 OPERATIONS                            -       - %     (185)   (0.2)%
                                  -------  -------   -------  -------

NET INCOME (LOSS)                $(6,006)   (7.7)%  $(1,719)   (2.3)%
                                  =======  =======   =======  =======

Basic net income (loss) per common share:
    Basic income (loss) from
     continuing operations       $ (1.00)           $ (0.26)
    Basic income (loss) from
     discontinued operations           -              (0.03)
                                  -------            -------

Basic net income (loss) per
 common share:                   $ (1.00)           $ (0.29)
                                  =======            =======

Shares used in computing basic
 per share amounts                 5,982              5,929
                                  =======            =======

Diluted net income (loss) per common share:
    Diluted income (loss) from
     continuing operations       $ (1.00)           $ (0.26)
    Diluted income (loss) from
     discontinued operations           -              (0.03)
                                  -------            -------

Diluted net income (loss) per
 common share                    $ (1.00)           $ (0.29)
                                  =======            =======

Shares used in computing diluted
 per share amounts                 5,982              5,929
                                  =======            =======

Number of restaurants:
    Open at beginning of period       53                 51
    Open at end of period             57                 53


                          FRESH CHOICE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
          (In thousands, except per share and share amounts)
                                   (Unaudited)

                                          December 28,    December 29,
                                              2003            2002
                                           --------        --------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents             $  1,379        $  2,994
    Receivables                                346             165
    Inventories                                473             467
    Prepaid expenses and other
     current assets                            434             359
                                           --------        --------

    Total current assets                     2,632           3,985

PROPERTY AND EQUIPMENT, net                 27,497          31,475

DEPOSITS AND OTHER ASSETS                      725             869
                                           --------        --------

TOTAL ASSETS                              $ 30,854        $ 36,329
                                           ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                      $  1,948        $  2,825
    Other accrued expenses                   3,411           2,331
    Accrued salaries and wages               1,538           1,582
    Sales tax payable                          551             614
    Current portion of long-term
     obligations                               918             737
                                           --------        --------

    Total current liabilities                8,366           8,089

CAPITAL LEASE OBLIGATIONS                    2,123           2,132

LONG-TERM DEBT                               1,886           2,047

OTHER LONG-TERM LIABILITIES                  2,769           2,429
                                           --------        --------
    Total liabilities                       15,144          14,697
                                           --------        --------

STOCKHOLDERS' EQUITY:
    Convertible preferred stock, $.001
     par value; 3.5 million shares authorized;
     shares outstanding:  2003 and 2002 -
     1,187,906; liquidation preference;
     2003-$8,826; 2002-$8,161                5,175           5,175
    Common stock - $.001 par value;
     15 million shares authorized; shares
     outstanding: 2003-6,017,190;
     2002-5,964,068                         42,715          42,630
    Accumulated deficit                    (32,180)        (26,173)
                                           --------        --------
    Total stockholders' equity              15,710          21,632
                                           --------        --------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                   $ 30,854        $ 36,329
                                           ========        ========

The December 29, 2002 amounts are derived from the Company's audited financial statements.

    CONTACT: Fresh Choice, Inc.
             David E. Pertl, 408-776-0799 (Senior VP, CFO)